NEWS RELEASE

August 8, 2018

Contact:
Scott Hamilton
Public & Investor Relations
(303) 214-5563
scott.hamilton@hartehanks.com

Harte Hanks Reports Second Quarter 2018 Financial Results
SAN ANTONIO, Texas — Harte Hanks (NYSE: HHS), a leader in developing customer relationships, experiences and interaction-led marketing, today announced financial results for the quarter ended June 30, 2018.
Commenting on performance, President and Chief Executive Officer Karen Puckett said, “We strengthened our balance sheet in the first quarter of 2018 and we now move forward with the goal of improving our sales performance to stabilize revenue. The pressures from our Retail vertical, along with declines in our Contact Center, Transportation and Consumer Brands verticals, continue to be a drag on our revenue and profitability.”
“We are happy to have signed three new clients to date through our partnership with Wipro, confirming our belief that this will be an effective sales channel for us,” Ms. Puckett added. “Migration of customers from legacy databases to our new state-of-the-art Signal Hub platform is also now fully underway. This should improve client satisfaction and revenue retention, provide opportunities for us to deliver clients additional valuable services and enable us to onboard new clients on this platform.”
The following table presents comparative financial highlights of the company's operations for the second quarters of 2018 and 2017.

RESULTS FROM OPERATIONS

(In thousands, except per share amounts)	Three Months Ended June 30,
	2018	2017	% Change
Revenues from continuing operations	69,633	94,722	(26.5)
Revenues without 3Q Digital (1)	69,633	85,866	(18.9)
Operating Loss (2)	(6,308)	(1,791)	252
Adjusted Operating Loss (1) (2)	(5,586)	(1,306)	327
Net Income (Loss) available for common stockholders (2)	(6,858)	(2,653)	158
Basic Earnings (Loss) per common share (2)	(1.10)	(0.43)	156
Diluted Earnings (Loss) per common share (2)	(1.10)	(0.43)	156

(1) See the attached table for reconciliation of this non-GAAP financial measure to the most comparable GAAP measure.
(2) These measures declined compared to the prior year despite the positive percentage change.
Second Quarter 2018 Results
Second quarter 2018 revenues were $69.6 million, compared to $94.7 million during the same quarter last year, resulting in a $25.1 million or a 26.5% decline. This decline was due to lower revenue in all industry verticals, led by Retail and Consumer Brands, along with the absence of 3Q Digital revenue which contributed revenue of $8.9 million in the second quarter 2017. Excluding this impact, second quarter 2018 revenue would have declined $16.2 million or 18.9%. The 3Q Digital business was sold in the first quarter of 2018.
Second quarter operating loss was $6.3 million, compared to an operating loss of $1.8 million in the year-ago quarter. The higher loss was due to lower revenue, partially offset by cost control efforts, which reduced expenses. Production and distribution costs rose as a percentage of revenue primarily due to change in revenue mix.
Second quarter 2018 Adjusted Operating Loss was $5.6 million, compared to a loss of $1.3 million in the year-ago quarter. The increased Adjusted Operating Loss was also due to the impact of lower revenue, offset by cost control efforts, which reduced expenses.
Net loss available for common stockholders for the first quarter of 2018 was $6.9 million or Basic and Diluted Loss per common share of $1.10. In the year ago period, net loss was $2.7 million or Basic and Diluted Loss per common share of $0.43.
Conference Call Information
The company will host a conference call to discuss the earnings release today at
11:00 a.m. Eastern Time. To access an audio webcast, please use the link available in the Investors Events section of the Harte Hanks website.
The telephonic conference call number is (800) 289-0438 for domestic callers and
(323) 794-2423 for international callers. The conference ID is 836-7599.
An audio replay will be available shortly after the call for 48 hours at (844) 512-2921, or (412) 317-6671, with conference ID 836-7599. The replay also will be available for one year in the Investors Events section of the Harte Hanks website.

Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2018	2017	2018	2017
Operating revenues	$69,633	$94,722	$150,829	$189,616
Operating expenses
Labor	39,725	57,103	90,381	117,453
Production and distribution	26,358	26,521	50,506	53,399
Advertising, selling, general and administrative	7,955	10,226	17,232	21,286
Depreciation, software and intangible asset amortization	1,903	2,663	4,054	5,610
Total operating expenses	75,941	96,513	162,173	197,748
Operating loss	(6,308)	(1,791)	(11,344)	(8,132)
Other expenses
Interest expense, net	183	1,235	1,112	2,258
Gain on sale	—	—	(30,954)	—
Other, net	827	1,826	1,969	3,324
Total other expenses	1,010	3,061	(27,873)	5,582
Income/(loss) before income taxes	(7,318)	(4,852)	16,529	(13,714)
Income tax benefit	(584)	(2,199)	(9,364)	(3,675)
Net Income/(loss)	(6,734)	(2,653)	25,893	(10,039)
Less: Earnings attributable to participating securities	—	—	3,059	—
Less Preferred stock dividends	124	—	207	—
Income/(loss) attributable to common stockholders	$(6,858)	$(2,653)	$22,627	$(10,039)

Earnings (loss) per common share
Basic	$(1.10)	$(0.43)	$3.64	$(1.62)
Diluted	(1.10)	(0.43)	3.62	$(1.62)

Weighted-average common shares outstanding
Basic	6,226	6,190	6,220	6,179
Diluted	6,226	6,190	6,250	6,179

Balance Sheet Data (Unaudited)	June 30,	December 31,
In thousands	2018	2017
Cash and cash equivalents	$20,213	$8,397
Total debt	—	—

Harte Hanks, Inc.
Revenue Mix (Unaudited)

Vertical Markets - Percent of Revenue
	Three Months Ended March 31,		Six Months Ended June 30,
	2018	2017	2018	2017
B2B	21%	22%	22%	22%
Consumer Brands	23%	25%	23%	24%
Financial Services	21%	16%	19%	16%
Healthcare	6%	5%	6%	6%
Retail	23%	24%	21%	24%
Transportation	7%	8%	8%	8%
	100%	100%	100%	100%

Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures
	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2018	2017	2018	2017
Operating loss	$(6,308)	$(1,791)	$(11,344)	$(8,132)
Stock-based compensation	722	485	1,273	969
Adjusted operating loss	$(5,586)	$(1,306)	$(10,071)	$(7,163)
Adjusted Operating Margin (a)	(8.0)%	(1.4)%	(6.7)%	(3.8)%
(a) Adjusted Operating Margin equals Adjusted Operating Income divided by Revenues
	Three Months Ended June 30,		Variance
	2018	2017	$	%
Operating revenues	$69,633	$94,722	$25,089	26.5%
Less: 3Q Digital revenues	—	8,856	8,856	—
Revenues without 3Q Digital	$69,633	$85,866	$16,233	18.9%

About Harte Hanks:
Harte Hanks is a global marketing services firm specializing in multi-channel marketing solutions that connect our clients with their customers in powerful ways. Experts in defining, executing and optimizing the customer journey, Harte Hanks offers end-to-end marketing services including consulting, strategic assessment, data, analytics, digital, social, mobile, print, direct mail and contact center. From visionary thinking to tactical execution, Harte Hanks delivers smarter customer interactions for some of the world's leading brands. Harte Hanks has approximately 4,000 employees located in North America, Asia-Pacific and Europe. For more information, visit Harte Hanks at www.hartehanks.com, call 800-456-9748, or email us at pr@hartehanks.com. Follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact marketing expenditures and (ii) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations; and (m) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company may use certain non-GAAP measures of financial performance, including “Revenues without 3Q Digital” and

“Adjusted operating loss,” in order to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. The most directly comparable measure for these non-GAAP financial measures are Revenues from continuing operations and Operating Loss.The company evaluates its operating performance based on several measures, including the non-GAAP financial measures discussed above. The company believes that the presentation of these non-GAAP financial measures used in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. In particular, the use of the non-GAAP financial measures “Revenues without 3Q Digital” and “Adjusted Operating Loss” are useful to both management and investors in their analysis of the company’s Consolidated Statements of Operations (Unaudited) because they facilitate a period to period comparison of Operating revenue and Operating Loss by excluding significant, unusual, non-recurring items in 2018 and 2017. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures (including Net Income (Loss) as an indicator of operating performance).

As used herein, “Harte Hanks” or “the company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks.

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